                               POWER OF ATTORNEY
                        FOR EXECUTING FORMS 3, 4 AND 5,
                       FORM 144 AND SCHEDULE 13D AND 13G

The undersigned  hereby  constitutes and appoints each of the Corporate  Counsel
and  Secretary  and  Controller  of  Midstates  Petroleum  Company,   Inc.  (the
"Company"),  with full  power of  substitution,  as the  undersigned's  true and lawful attorneys-in-fact to:

        (1)     Execute  for and on  behalf of the  undersigned  (a) any Form 3,
        Form 4 and Form 5  (including  amendments  thereto) in  accordance  with
        Section  16(a) of the  Securities  Exchange Act of 1934, as amended (the
        "Exchange  Act"),  (b) Form 144 and (c)  Schedule  13D and  Schedule 13G
        (including  amendments  thereto) in accordance  with Sections  13(d) and
        13(g) of the Exchange  Act, but only to the extent each form or schedule relates to the undersigned's  beneficial  ownership of securities of the
        Company or any of its subsidiaries;

        (2)     Do and  perform  any  and all  acts  for  and on  behalf  of the undersigned  that may be  necessary or desirable to complete and execute any Form 3, Form 4, Form 5, Form 144,  Schedule  Act 13D or Schedule 13G
        (including  amendments  thereto)  and timely file the forms or schedules with the  Securities  and Exchange  Commission and any stock exchange or quotation  system,  self-regulatory  association or any other authority, and provide a copy as required by law or  advisable  to such  persons as the attorney-in-fact deems appropriate; and

        (3)     Take any other action in connection  with the foregoing that, in the opinion of the  attorney-in-fact,  may be of benefit to, in the best interest of or legally required of the undersigned,  it being understood that the  documents  executed by the  attorney-in-fact  on behalf of the undersigned  pursuant to this Power of Attorney shall be in the form and shall  contain  the terms and  conditions  as the  attorney-in-fact  may approve in the  attorney-in-fact's  discretion.

The undersigned hereby grants to the attorneys-in-fact  full power and authority to do and perform all and every act requisite, necessary or proper to be done in the  exercise of any of the rights and powers  herein  granted,  as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation,  hereby  ratifying and confirming all that the  attorneys-in-fact  shall lawfully do or cause to be done by virtue of this  Power of  Attorney  and the  rights  and  powers  granted  herein.  The undersigned acknowledges that the attorneys-in-fact, in serving in such capacity at the  request  of the  undersigned,  are  not  assuming  (nor  is the  Company assuming) any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

The  undersigned  agrees  that  the   attorneys-in-fact  may  rely  entirely  on
information  furnished  orally  or in  writing  by or at  the  direction  of the undersigned to the  attorneys-in-fact.  The undersigned also agrees to indemnify and hold  harmless the Company and the  attorneys-in-fact  against any losses, claims,  damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue  statements or omissions of necessary  facts in the information provided by or at the direction of the undersigned, or upon the lack of  timeliness  in the  delivery of  information  by or at the  direction of the undersigned, to the attorneys-in fact for purposes of executing,  acknowledging, delivering  or  filing a Form 3,  Form 4,  Form 5,  Form  144,  Schedule  13D or
Schedule 13G (including  amendments thereto) and agrees to reimburse the Company and the  attorneys-in-fact  on demand for any legal or other expenses reasonably incurred in connection with  investigating  or defending  against any such loss, claim, damage,  liability or action.

This  Power of  Attorney  shall  remain  in full  force  and  effect  until  the undersigned  is no  longer  required  to file  Form 3, Form 4, Form 5, Form 144,
Schedule 13D and Schedule 13G (including amendments thereto) with respect to the undersigned's  holdings of and transactions in securities issued by the Company, unless earlier revoked by the  undersigned in a signed writing  delivered to the attorneys-in-fact.  This Power of  Attorney  does not revoke any other  power of attorney that the undersigned has previously  granted.

IN WITNESS  WHEREOF,  the  undersigned  has caused  this Power of Attorney to be executed as of the date written below.

/s/ Thomas L. Mitchell
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Thomas L. Mitchell

April 19, 2012
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Date